Exhibit 4.1

FIRST SUPPLEMENTAL INDENTURE

Dated as of February 24, 2006

Supplement to Indenture dated as of May 7, 2001

between

AFFILIATED MANAGERS GROUP, INC.

and

THE BANK OF NEW YORK

Liquid Yield OptionTM Notes due May 7, 2021

(Zero Coupon—Senior)

TABLE OF CONTENTS

		Page

RECITALS		1

ARTICLE 1

RATIFICATION; DEFINITIONS

SECTION 1.01.	First Supplemental Indenture	1
SECTION 1.02.	Definitions	1

ARTICLE 2

AMENDMENTS TO CERTAIN PROVISIONS OF THE ORIGINAL INDENTURE

SECTION 2.01.	Amendment to Article II of the Original Indenture	1
SECTION 2.02.	Amendments to Article 2.12(e)(2) and (4) of the Original Indenture	2
SECTION 2.03.	Amendment to Section 6.01(a) of the Original Indenture	2
SECTION 2.04.	Amendments to Sections 6.02 and 6.03 of the Original Indenture	2
SECTION 2.05.	Amendments to Sections 6.07 and 6.09 of the Original Indenture	2
SECTION 2.06.	Amendments to Sections 6.10 and 6.12 of the Original Indenture	2
SECTION 2.07.	Amendments to Sections 11.02 of the Original Indenture.	2

ARTICLE 3

AMENDMENTS TO CERTAIN PROVISIONS OF THE SECURITIES; NOTATION ON THE SECURITIES

SECTION 3.01.	Amendments to Form of Securities	3

ARTICLE 4

MISCELLANEOUS

SECTION 4.01.	Trust Indenture Act Controls	6
SECTION 4.02.	Incorporation into Indenture	6
SECTION 4.03.	Successors and Assigns	6
SECTION 4.04.	Governing Law	6
SECTION 4.05.	Multiple Originals	6
SECTION 4.06.	Separability Clause	6
SECTION 4.07.	The Trustee	6

i

FIRST SUPPLEMENTAL INDENTURE, dated as of February 24, 2006 (the “First Supplemental Indenture”), between AFFILIATED MANAGERS GROUP, INC., a Delaware corporation (the “Company”), and THE BANK OF NEW YORK, a New York banking corporation (the “Trustee”).

RECITALS

WHEREAS, the Company and the Trustee executed and delivered an Indenture, dated as of May 7, 2001 (the “Original Indenture”, and, as amended by this First Supplemental Indenture, the “Indenture”), to provide for the issuance by the Company of its Liquid Yield OptionTM Notes due May 7, 2021 (Zero Coupon—Senior) (the “Securities”);

WHEREAS, the Company desires to amend the Original Indenture and the Securities to add to the Company’s covenants for the benefit of the Securityholders;

WHEREAS, Section 9.01 of the Original Indenture provides that, without the consent of any Securityholder, the Company and the Trustee may amend the Original Indenture or the Securities to, among other things, make any change that does not adversely affect the rights of any Securityholder;

WHEREAS, the amendments contained herein do not adversely affect the rights of any Securityholder; and

WHEREAS, all things necessary for the execution of this First Supplemental Indenture, and to make this First Supplemental Indenture a valid supplement to the Original Indenture according to its terms and a valid and binding agreement of the Company, have been done.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto agree, for the benefit of the other party and for the equal and ratable benefit of the Holders, as follows:

ARTICLE 1

RATIFICATION; DEFINITIONS

SECTION 1.01.      First Supplemental Indenture.  This First Supplemental Indenture is supplemental to, and is entered into in accordance with Section 9.01 of, the Original Indenture and, except as modified, amended and supplemented by this First Supplemental Indenture, the provisions of the Original Indenture are ratified and confirmed in all respects and shall remain in full force and effect.

SECTION 1.02.      Definitions.  Capitalized terms used but not defined herein shall have the meanings assigned to them in the Original Indenture.

ARTICLE 2

AMENDMENTS TO CERTAIN PROVISIONS OF THE ORIGINAL INDENTURE

SECTION 2.01.      Amendment to Article II of the Original Indenture.  Article II of the Original Indenture is hereby amended by adding a new Section 2.14 which shall read in its entirety as follows:

“SECTION 2.14.    Semiannual Interest.  Semiannual cash interest shall be payable pursuant to paragraph 1 of the Securities.”

SECTION 2.02.      Amendments to Sections 2.12(e)(2) and (4) of the Original Indenture.  Sections 2.12(e)(2) and (4) of the Original Indenture are hereby amended by removing the phrase “, without interest coupons” each place it appears therein.

SECTION 2.03.      Amendment to Section 6.01(a) of the Original Indenture.  Section 6.01(a) of the Original Indenture is hereby amended by replacing it in its entirety with the following:

“(a) The Company defaults in payment when due of any interest on any of the Securities, that is payable pursuant to the terms of the Securities, which default continues for 30 days;”

SECTION 2.04.      Amendments to Sections 6.02 and 6.03 of the Original Indenture.  Sections 6.02 and 6.03 of the Original Indenture are hereby amended by inserting the phrase “and interest, if any,” immediately after the phrase “(or, if the Securities have been converted to semiannual coupon notes following a Tax Event, the Restated Principal Amount, plus accrued interest)” each place such phrase appears therein.

SECTION 2.05.      Amendments to Sections 6.07 and 6.09 of the Original Indenture.  Sections 6.07 and 6.09 of the Original Indenture are hereby amended by inserting the phrase “and interest, if any,” immediately after the phrase “Issue Price plus accrued Original Issue Discount, Redemption Price, Purchase Price, Change in Control Purchase Price (or, if the Securities have been converted to semiannual coupon notes following a Tax Event, the Restated Principal Amount, plus accrued interest)” each place such phrase appears therein.

SECTION 2.06.      Amendments to Sections 6.10 and 6.12 of the Original Indenture.  Sections 6.10 and 6.12 of the Original Indenture are hereby amended by inserting the phrase “and interest, if any” immediately after the phrase “Issue Price plus accrued Original Issue Discount, Redemption Price, Purchase Price, Change in Control Purchase Price (or, if the Securities have been converted to semiannual coupon notes following a Tax Event, the Restated Principal Amount, plus accrued interest)” each place such phrase appears therein.

SECTION 2.07.      Amendments to Section 11.02 of the Original Indenture.  Section 11.02 of the Original Indenture is hereby amended by inserting the phrase “and interest, if any” immediately after the phrase “accrued Original Issue Discount (or interest, if the Company has exercised its option provided for in Section 10.01)” each place such phrase appears therein and by adding the following sentence as the first sentence of the paragraph:

“Accrued and unpaid interest, if any, shall also be payable to but excluding the Conversion Date.”

ARTICLE 3

AMENDMENTS TO CERTAIN PROVISIONS OF THE SECURITIES;
NOTATION ON THE SECURITIES

SECTION 3.01.      Amendments to Form of Securities.  The following amendments are hereby made to the forms of the Securities attached to the Original Indenture as Exhibits A-1 and A-2:

(a)           Paragraph 1 of the Securities is hereby deleted in its entirety and replaced with the following paragraphs:

“Cash payment of interest will accrue on the Principal Amount at Maturity of this Security at the rate per annum equal to 0.375% from and including February 24, 2006 to but excluding May 7, 2008.  The Company will pay this cash interest semiannually in arrears on May 7 and November 7 (each, an “Interest Payment Date”), commencing May 7, 2006, to the holders of record on the April 21 or October 22 next preceding the applicable Interest Payment Date (whether or not a Business Day) (each such date a “Regular Record Date”).  Such interest will be computed on the basis of a 360-day year comprised of twelve 30-day months and will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including February 24, 2006.

This Security shall not bear interest, except as specified in this paragraph 1 or in paragraph 10 hereof.  If the Principal Amount at Maturity hereof or any portion of such Principal Amount at Maturity is not paid when due (whether upon acceleration pursuant to Section 6.02 of the Indenture, upon the date set for payment of the Redemption Price pursuant to paragraph 5 hereof, upon the date set for payment of the Purchase Price or Change in Control Purchase Price pursuant to paragraph 6 hereof or upon the Stated Maturity of this Security) or if any cash interest due hereon is not paid when due in accordance with this paragraph 1 and paragraph 10 hereof, then in each such case the overdue amount shall, to the extent permitted by law, bear interest at the rate of 0.50% per annum, compounded semiannually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand.  The accrual of such interest on overdue amounts shall be in lieu of, and not in addition to, the continued accrual of Original Issue Discount.

Original Issue Discount (the difference between the Issue Price and the Principal Amount at Maturity of the Security), in the period during which a Security remains outstanding, shall accrue at 0.50% per annum, on a semiannual bond equivalent basis using a 360-day year comprised of twelve 30-day months, from the Issue Date of this Security.”

(b)           Paragraph 4 of the Securities is hereby deleted in its entirety and replace with the following:

“Indenture and First Supplemental Indenture.

The Company issued the Securities under an Indenture dated as of May 7, 2001 (the “Indenture”), between the Company and the Trustee.  Pursuant to Section 9.01 of the Indenture, the Company and the Trustee entered into a First Supplemental Indenture, dated as of February 24, 2006 (the “First Supplemental Indenture”), to add to the Company’s covenants for the benefit of the Securityholders.  The terms of the Securities include those stated in the Indenture, as supplemented by the First Supplemental Indenture, and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect from time to time (the “TIA”).  Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture, as supplemented by the First Supplemental Indenture.  The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the First Supplemental Indenture for a statement of those terms.

The Securities are general unsecured and unsubordinated obligations of the Company limited to $133,079,000 aggregate Principal Amount at Maturity (subject to Sections 2.02 and 2.07 of the Indenture).  The Indenture does not limit other indebtedness of the Company, secured or unsecured.”

(c)           The third paragraph of paragraph 5 of the Securities is hereby amended by adding the following sentence as the first sentence of the paragraph:

“Accrued and unpaid interest, if any, shall also be payable to but excluding the Redemption Date.”

(d)           The third paragraph of paragraph 6 of the Securities is hereby amended by adding the following sentence as the first sentence of the paragraph:

“Accrued and unpaid interest, if any, shall also be payable to but excluding the Purchase Date.”

(e)           The sixth paragraph of paragraph 6 of the Securities is hereby amended by adding the following sentence as the first sentence of the paragraph:

“Accrued and unpaid interest, if any, shall also be payable to but excluding the Change in Control Purchase Date.”

(f)            The last paragraph of paragraph 6 of the Securities is hereby deleted in its entirety and replaced with the following paragraph:

“If cash (and/or securities if permitted under the Indenture) sufficient to pay the Purchase Price or Change in Control Purchase Price, as the case may be, of, together with any accrued and unpaid cash interest with respect to, all Securities or portions thereof to be purchased as of the Purchase Date or the Change in Control Purchase Date, as the case may be, is deposited with the Paying Agent on the Business Day following the Purchase Date or the Change in Control Purchase Date, as the case may be, Original Issue Discount and any cash interest shall cease to accrue on such Securities (or portions thereof) immediately after such Purchase Date or Change in Control Purchase Date, as the case may be, and the Holder thereof shall have no other rights as such (other than the right to receive the Purchase Price or Change in Control Purchase Price, as the case may be, and any accrued and unpaid cash interest upon surrender of such Security).”

(g)           Paragraph 7 of the Securities is hereby deleted in its entirety and replaced with the following paragraph:

“Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at the Holder’s registered address. If money sufficient to pay the Redemption Price of, and accrued and unpaid cash interest, if any, with respect to, all Securities (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, on such Redemption Date, Original Issue Discount and cash interest, if any, shall cease to accrue on such Securities or portions thereof. Securities in denominations larger than $1,000 of Principal Amount at Maturity may be redeemed in part but only in integral multiples of $1,000 of Principal Amount at Maturity.”

(h)           The second sentence of the fifth paragraph of paragraph 8(d) of the Securities is hereby amended and replaced in its entirety with the following:

“Accrued and unpaid interest, if any, will not be paid on Securities that are converted; provided, however, that Securities surrendered for conversion during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date shall be entitled to receive such interest payable on such Securities on the corresponding Interest Payment Date and (except Securities with respect to which the Company has mailed a notice of redemption) Securities surrendered for conversion during such periods must be accompanied by payment of an amount equal to the interest with respect thereto that the registered Holder is to receive.”

(i)            The beginning of the first sentence of paragraph 15 of the Securities is hereby deleted and replaced in its entirety with the following paragraph:

“Under the Indenture, Events of Default include (i) default in the payment of interest when the same becomes due and payable, which default continues for 30 days;”

ARTICLE 4

MISCELLANEOUS

SECTION 4.01.      Trust Indenture Act Controls.  If any provision of this First Supplemental Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

SECTION 4.02.      Incorporation into Indenture.  This First Supplemental Indenture and all its provisions shall be deemed a part of the Original Indenture in the manner and to the extent herein and therein provided.

SECTION 4.03.      Successors and Assigns.  All covenants and agreements of the Company and the Trustee in this First Supplemental Indenture shall bind their respective successors.

SECTION 4.04.      Governing Law.  THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS FIRST SUPPLEMENTAL INDENTURE.

SECTION 4.05.      Multiple Originals.  The parties may sign any number of copies of this First Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  One signed copy is enough to prove this First Supplemental Indenture.

SECTION 4.06.      Separability Clause.  In case any provision in this First Supplemental Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 4.07.      The Trustee.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof.

* * * * * * * * *

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this First Supplemental Indenture on behalf of the respective parties hereto as of the date first above written.

AFFILIATED MANAGERS GROUP, INC.

By:	/s/ John Kingston, III
	Name:	John Kingston, III
	Title:	Senior Vice President and
General Counsel

THE BANK OF NEW YORK as Trustee

By:	/s/ Van K. Brown
Name: Van K. Brown
Title: Vice President